  As filed with the Securities and Exchange Commission on February 14, 1996
                                                  Registration No. 33-
                                                                      ----------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              RAYCHEM CORPORATION
                              -------------------
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                               94-1369731
           --------                                               ----------
(State or Other Jurisdiction of                                (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

300 CONSTITUTION DRIVE, MENLO PARK, CALIFORNIA                      94025-1164
----------------------------------------------                      ----------
   (Address of Principal Executive Offices)                         (Zip Code)


                      EXECUTIVE DEFERRED COMPENSATION PLAN
                           (Full Title of the Plans)

                                ROBERT J. VIZAS
                              RAYCHEM CORPORATION
                             300 Constitution Drive
                       Menlo Park, California 94025-1164
                    (Name and Address of Agent For Service)

                                 (415) 361-3333
         (Telephone Number, Including Area Code, of Agent For Service)

                            Copy to: SARAH A. O'DOWD
                       HELLER, EHRMAN, WHITE & MCAULIFFE
                             525 University Avenue
                        Palo Alto, California 94301-1908
                                 (415) 324-7000

                        CALCULATION OF REGISTRATION FEE

                                                     Proposed      Proposed
                   Title of                          maximum        maximum
                  securities            Amount       offering      aggregate      Amount of
                    to be               to be       price per      offering      registration
                registered (1)      registered(2)     share        price(2)          fee
                --------------      -------------   --------       ---------     ------------
         Deferred Compensation        $5,000,000       100%        $5,000,000     $1,724.14
         Obligations

(1) The Deferred Compensation Obligations are unsecured obligations of Raychem Corporation to pay deferred compensation in the future in accordance with the terms of the Raychem Corporation Executive Deferred Compensation Plan for a select group of eligible employees.

(2)  Estimated solely for the purpose of determining the registration fee.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                     STATEMENT REQUIRED IN CONNECTION WITH
                     REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement covers securities of the Registrant of the same class as other securities for which registration statements on Form S-8 relating to the Executive Deferred Compensation Plan are effective. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference the contents of these previously-filed registration statements: Registration Nos. 33-58437, 33-58871 and 333-00355.

ITEM 8. EXHIBITS

               5     Opinion of Heller, Ehrman, White & McAuliffe

              23.1   Consent of Heller, Ehrman, White & McAuliffe
                     (filed as part of Exhibit 5)

              23.2   Consent of Price Waterhouse LLP, Independent
                     Accountants

              24     Power of Attorney (see pages 5-6)

              99.1   Executive Deferred Compensation Plan

ITEM 9. UNDERTAKINGS

         The undersigned hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 14th day of February, 1996.

                                        RAYCHEM CORPORATION


                                        By:       /S/ RICHARD A. KASHNOW
                                           -------------------------------------
                                        Richard A. Kashnow
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors



                      POWER OF ATTORNEY TO SIGN AMENDMENTS

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Richard A. Kashnow, Raymond J. Sims and Robert J. Vizas, and each of them, with full power of substitution and full power to act without the other such person's true and lawful attorney-in-fact and agent for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


 /S/ RICHARD A. KASHNOW                       President, Chief                     February 14, 1996
----------------------------------------      Executive Officer and
     Richard A. Kashnow                       Chairman of the Board
                                              of Directors (Principal
                                              Executive Officer)



 /S/ RAYMOND J. SIMS                          Senior Vice President and            February 14, 1996
----------------------------------------      Chief Financial Officer
     Raymond J. Sims                          (Principal Financial
                                              Officer)



 /S/ DEIDRA D. BARSOTTI                       Vice President and
----------------------------------------      Controller (Principal
     Deidra D. Barsotti                       Accounting Officer)                  February 14, 1996

 /S/ PAUL M. COOK                             Director                             February 14, 1996
----------------------------------------
     Paul M. Cook


 /S/ RICHARD DULUDE                           Director                             February 14, 1996
----------------------------------------
     Richard Dulude


/S/                                           Director                             February 14, 1996
----------------------------------------
     James F. Gibbons


 /S/ JOHN P. MCTAGUE                          Director                             February 14, 1996
----------------------------------------
     John P. McTague


 /S/ DEAN O. MORTON                           Director                             February 14, 1996
----------------------------------------
     Dean O. Morton

 /S/ ISAAC STEIN
----------------------------------------
     Isaac Stein                              Director                             February 14, 1996


 /S/ CYRIL J. YANSOUNI                        Director                             February 14, 1996
----------------------------------------
     Cyril J. Yansouni

                               INDEX TO EXHIBITS

                                                              SEQUENTIALLY
                                                                NUMBERED
 ITEM NO.                  DESCRIPTION OF ITEM                    PAGE
 --------   ------------------------------------------------  -------------
 5          Opinion of Heller, Ehrman, White & McAuliffe

 23.1       Consent of Heller, Ehrman, White & McAuliffe
            (filed as part of Exhibit 5)

 23.2       Consent of Price Waterhouse LLP, Independent Accountants

 24         Power of Attorney (see pages 5-6)

 99.1       Executive Deferred Compensation Plan